Press Release

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Kathy Ta
Managing Director, Investor Relations
(408) 601-5697

MAXIM INTEGRATED REPORTS RESULTS FOR THE FOURTH QUARTER OF FISCAL 2015; INCREASES DIVIDEND BY 7%

•	Revenue: $583 million

•	Gross Margin: 52.1% GAAP (60.9% excluding special items)

•	EPS: $0.34 GAAP ($0.43 excluding special items)

•	Cash, cash equivalents, and short term investments: $1.63 billion

•	Fiscal first quarter revenue outlook: $545 million to $585 million

•	Quarterly dividend increased 7% to $0.30 per share

SAN JOSE, CA - July 23, 2015 - Maxim Integrated Products, Inc. (NASDAQ:MXIM) reported net revenue of $583 million for its fourth quarter of fiscal 2015 ended June 27, 2015, a 1% increase from the $577 million revenue recorded in the prior quarter, and a 9% decrease from the same quarter of last year.

Tunc Doluca, President and Chief Executive Officer, commented, “In our June quarter, although revenue was slightly below our expectations, we exceeded our EPS guidance due to strong execution on our cost initiatives.” Mr. Doluca continued, “This is a pivotal time for Maxim. We are transforming our manufacturing footprint to improve flexibility and profitability, and optimizing R&D and Sales to drive growth. Based on these initiatives, we now expect to achieve $180 million in annual, long-term savings compared to our fiscal fourth quarter 2015 run rate.”

Fiscal Year 2015 Fourth Quarter Results
Based on Generally Accepted Accounting Principles (GAAP), diluted earnings per share in the June quarter was $0.34. The results were affected by pre-tax special items which primarily consisted of $46 million in charges related to restructuring activities, $22 million in charges related to acquisitions and $36 million in other income related to the gain on a divestiture. GAAP earnings per share, excluding special items was

$0.43. An analysis of GAAP versus GAAP excluding special items is provided in the last table of this press release.

Cash Flow Items
At the end of the fourth quarter of fiscal 2015, total cash, cash equivalents and short term investments were $1.63 billion, an increase of $159 million from the prior quarter. Notable items included:

•	Cash flow from operations: $222 million

•	Net capital additions: $13 million

•	Dividends: $80 million ($0.28 per share)

•	Stock repurchases: $36 million

Business Outlook
The Company’s 90-day backlog at the beginning of the first fiscal quarter of 2016 was $366 million. Based on the beginning backlog and expected turns, results for the September 2015 quarter are expected to be as follows:

•	Revenue: $545 million to $585 million

•	Gross Margin: 51% to 54% GAAP (60% to 63% excluding special items)

•	EPS: $0.22 to $0.28 GAAP ($0.38 to $0.44 excluding special items)

Maxim Integrated’s business outlook does not include the potential impact of any restructuring activity, acquisitions, or other business combinations that may be completed during the quarter.

Dividend
A cash dividend of $0.30 per share will be paid on September 3, 2015, to stockholders of record on August 20, 2015. This represents a 7% increase in the dividend compared to the prior quarter.

Conference Call
Maxim Integrated has scheduled a conference call on July 23, 2015, at 2:00 p.m. Pacific Time to discuss its financial results for the fourth quarter of fiscal 2015 and its business outlook. To listen via telephone, dial (866) 804-3547 (toll free) or (703) 639-1328. This call will be webcast by Shareholder.com and can be accessed at the Company’s website at www.maximintegrated.com/company/investor.

A presentation summarizing financial information to be discussed on the conference call is posted at www.maximintegrated.com/company/investor.
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CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
	Three Months Ended			Year Ended
	June 27, 2015	March 28, 2015	June 28, 2014	June 27, 2015	June 28, 2014
	(in thousands, except per share data)
Net revenues	$582,517	$577,263	$642,467	$2,306,864	$2,453,663
Cost of goods sold (1)	278,816	261,995	273,507	1,034,997	1,068,898
Gross margin	303,701	315,268	368,960	1,271,867	1,384,765
Operating expenses:
Research and development	121,552	123,913	143,802	521,772	558,168
Selling, general and administrative	72,532	75,766	83,153	308,065	324,734
Intangible asset amortization	3,618	3,977	4,423	16,077	17,690
Impairment of long-lived assets (2)	549	5,522	6,447	67,042	11,644
Impairment of goodwill and intangible assets (3)	—	—	—	93,010	2,580
Severance and restructuring expenses (4)	12,798	2,824	5,790	30,642	24,902
Acquisition-related costs	—	—	—	—	6,983
Other operating expenses (income), net (5)	(2,296)	(2,184)	8,795	(2,021)	15,773
Total operating expenses	208,753	209,818	252,410	1,034,587	962,474
Operating income	94,948	105,450	116,550	237,280	422,291
Interest and other income (expense), net (6)	28,500	(5,534)	(8,943)	8,890	(13,065)
Income before provision for income taxes	123,448	99,916	107,607	246,170	409,226
Provision (benefit) for income taxes	24,789	20,483	22,814	40,132	54,416
Net income	98,659	79,433	84,793	206,038	354,810

Earnings per share:
Basic	$0.35	$0.28	$0.30	$0.73	$1.25
Diluted	$0.34	$0.28	$0.29	$0.71	$1.23

Shares used in the calculation of earnings per share:
Basic	284,202	283,418	283,431	283,675	283,344
Diluted	289,346	288,840	289,487	288,949	289,108

Dividends paid per share	$0.28	$0.28	$0.26	$1.12	$1.04

SCHEDULE OF SPECIAL ITEMS
(Unaudited)
	Three Months Ended			Year Ended
	June 27, 2015	March 28, 2015	June 28, 2014	June 27, 2015	June 28, 2014
	(in thousands)
Cost of goods sold:
Intangible asset amortization	$18,116	$18,750	$18,750	$74,366	$64,483
Accelerated Depreciation (1)	32,765	9,834	—	51,494	—
Acquisition-related inventory write-up	—	—	371	—	18,955
Total	$50,881	$28,584	$19,121	$125,860	$83,438

Operating expenses:
Intangible asset amortization	$3,618	$3,977	$4,423	$16,077	$17,690
Impairment of long-lived assets (2)	549	5,522	6,447	67,042	11,644
Impairment of goodwill and intangible assets (3)	—	—	—	93,010	2,580
Severance and restructuring (4)	12,798	2,824	5,790	30,642	24,902
Acquisition-related costs	—	—	—	—	6,983
Other operating expenses (income), net (5)	(2,296)	(2,184)	8,795	(2,021)	15,773
Total	$14,669	$10,139	$25,455	$204,750	$79,572

Interest and other expense (income), net (6)	$(35,849)	$—	$2,432	$(36,066)	$6,155
Total	$(35,849)	$—	$2,432	$(36,066)	$6,155

Provision (benefit) for income taxes:
Fixed assets tax basis adjustment (7)	$—	$—	$(1,041)	$—	$(35,603)
Reversal of tax reserves (8)	—	—	—	(21,747)	—
Fiscal year 2014 research & development tax credits	—	—	—	(2,863)	$—
Total	$—	$—	$(1,041)	$(24,610)	$(35,603)

(1) Includes accelerated depreciation related to San Jose wafer manufacturing building and equipment.
(2) Includes impairment charges relating to wafer manufacturing equipment, end of line test equipment, and software.
(3) Impairment of goodwill and write-off of in-process research and development primarily related to MEMS business.
(4) Includes severance charges primarily associated with the reorganization of various business units and manufacturing operations.
(5) Other operating expenses (income), net are primarily for legal settlements, loss (gain) relating to sale of assets, and expected loss on lease abandonment.
(6) Includes sale of a business and impairment of investment in privately-held companies.
(7) Includes one-time fixed asset tax basis adjustments relating to prior year depreciation expense.
(8) Reversal of tax reserves related to the favorable settlement of a foreign tax issue.

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CONSOLIDATED BALANCE SHEETS
(Unaudited)
	June 27, 2015	March 28, 2015	June 28, 2014
	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$1,550,965	$1,392,197	$1,322,472
Short-term investments	75,154	75,142	49,953
Total cash, cash equivalents and short-term investments	1,626,119	1,467,339	1,372,425
Accounts receivable, net	278,844	278,427	295,828
Inventories	288,474	297,270	289,292
Deferred tax assets	77,306	71,354	74,597
Other current assets	49,838	66,298	54,560
Total current assets	2,320,581	2,180,688	2,086,702
Property, plant and equipment, net	1,090,739	1,155,589	1,331,519
Intangible assets, net	261,652	283,385	360,994
Goodwill	511,647	511,824	596,637
Other assets	43,765	36,231	29,766
TOTAL ASSETS	$4,228,384	$4,167,717	$4,405,618

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$88,322	$85,361	$102,076
Income taxes payable	34,779	20,102	20,065
Accrued salary and related expenses	181,360	163,354	186,732
Accrued expenses	48,389	55,967	64,028
Deferred income on shipments to distributors	30,327	30,550	25,734
Total current liabilities	383,177	355,334	398,635
Long-term debt	1,000,000	1,000,000	1,001,026
Income taxes payable	410,378	385,838	362,802
Deferred tax liabilities	90,588	116,284	159,879
Other liabilities	54,221	56,412	53,365
Total liabilities	1,938,364	1,913,868	1,975,707

Stockholders' equity:
Common stock	283	12,359	285
Additional paid-in capital	27,859	—	23,005
Retained earnings	2,279,112	2,260,011	2,423,794
Accumulated other comprehensive loss	(17,234)	(18,521)	(17,173)
Total stockholders' equity	2,290,020	2,253,849	2,429,911
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY	$4,228,384	$4,167,717	$4,405,618

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CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Three Months Ended			Year Ended
	June 27, 2015	March 28, 2015	June 28, 2014	June 27, 2015	June 28, 2014
	(in thousands)
Cash flows from operating activities:
Net income	$98,659	$79,433	$84,793	$206,038	$354,810
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation	17,709	18,586	21,786	79,491	85,452
Depreciation and amortization	92,639	71,439	64,391	299,396	244,593
Deferred taxes	(32,207)	(15,658)	(9,501)	(72,507)	(32,159)
Loss (gain) from sale of property, plant and equipment	(1,228)	(441)	1,068	419	2,187
Tax benefit (shortfall) related to stock-based compensation	(861)	7,635	942	8,155	(68)
Impairment of long-lived assets	517	5,522	6,447	67,010	11,644
Impairment of investments in privately-held companies	94	—	6,537	94	10,260
In-process research and development written-off	—	—	—	8,900	2,580
Loss (gain) on sale of business	(35,849)	—	—	(35,849)	—
Impairment of goodwill	—	—	—	84,110	—
Excess tax benefit from stock-based compensation	(2,372)	(5,997)	(4,897)	(12,549)	(14,192)
Changes in assets and liabilities:
Accounts receivable	(417)	(19,921)	8,300	16,984	13,340
Inventories	10,105	9,194	1,226	2,163	20,672
Other current assets	15,338	(156)	26,579	(8,783)	45,557
Accounts payable	2,874	477	5,203	(4,201)	(11,255)
Income taxes payable	39,217	22,587	9,853	62,350	54,492
Deferred revenue on shipments to distributors	(223)	3,447	1,475	4,593	(823)
All other accrued liabilities	17,793	5,917	9,882	(12,110)	(10,983)
Net cash provided by (used in) operating activities	221,788	182,064	234,084	693,704	776,107

Cash flows from investing activities:
Payments for property, plant and equipment	(15,360)	(10,185)	(23,654)	(75,816)	(132,523)
Proceeds from sales of property, plant and equipment	2,741	1,615	1,627	29,035	5,293
Proceeds from sale of business	35,550	—	—	35,550	—
Proceeds from maturity of available-for-sale securities	—	—	—	—	27,000
Purchases of available-for-sale securities	—	—	(49,953)	(25,142)	(49,953)
Purchases of privately-held companies securities	—	(200)	—	(200)	—
Payments in connection to acquisitions	—	—	—	—	(459,256)
Proceeds from sales of investments of privately-held companies	—	500	—	500	—
Net cash provided by (used in) investing activities	22,931	(8,270)	(71,980)	(36,073)	(609,439)

Cash flows from financing activities:
Excess tax benefit from stock-based compensation	2,372	5,997	4,897	12,549	14,192
Contingent consideration paid	—	—	—	—	(4,705)
Dividends paid	(79,558)	(79,419)	(73,626)	(317,909)	(294,175)
Repayment of notes payable	—	—	(2,430)	(437)	(4,708)
Issuance of debt	—	—	—	—	497,895
Debt issuance cost	—	—	—	—	(3,431)
Repurchase of common stock	(35,963)	(36,774)	(40,744)	(195,088)	(305,314)
Issuance of ESPP shares under employee stock purchase program	22,298	—	23,713	40,951	42,809
Net issuance of restricted stock units	(7,428)	(8,369)	(8,922)	(30,657)	(31,384)
Proceeds from stock options exercised	12,328	31,098	26,232	61,453	69,639
Net cash provided by (used in) financing activities	(85,951)	(87,467)	(70,880)	(429,138)	(19,182)

Net increase (decrease) in cash and cash equivalents	158,768	86,327	91,224	228,493	147,486
Cash and cash equivalents:
Beginning of period	1,392,197	1,305,870	1,231,248	1,322,472	1,174,986
End of period	$1,550,965	$1,392,197	$1,322,472	$1,550,965	$1,322,472

Total cash, cash equivalents and short-term investments	$1,626,119	$1,467,339	$1,372,425	$1,626,119	$1,372,425

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ANALYSIS OF GAAP VERSUS GAAP EXCLUDING SPECIAL ITEMS DISCLOSURES
(Unaudited)
	Three Months Ended			Year Ended
	June 27, 2015	March 28, 2015	June 28, 2014	June 27, 2015	June 28, 2014
	(in thousands, except per share data)
Reconciliation of GAAP gross profit to GAAP gross profit excluding special items:
GAAP gross profit	$303,701	$315,268	$368,960	$1,271,867	$1,384,765
GAAP gross profit %	52.1%	54.6%	57.4%	55.1%	56.4%

Special items:
Intangible asset amortization	18,116	18,750	18,750	74,366	64,483
Accelerated Depreciation (1)	32,765	9,834	—	51,494	—
Acquisition-related inventory write-up	—	—	371	—	18,955
Total special items	50,881	28,584	19,121	125,860	83,438
GAAP gross profit excluding special items	$354,582	$343,852	$388,081	$1,397,727	$1,468,203
GAAP gross profit % excluding special items	60.9%	59.6%	60.4%	60.6%	59.8%

Reconciliation of GAAP operating expenses to GAAP operating expenses excluding special items:
GAAP operating expenses	$208,753	$209,818	$252,410	$1,034,587	$962,474

Special items:
Intangible asset amortization	3,618	3,977	4,423	16,077	17,690
Impairment of long-lived assets (2)	549	5,522	6,447	67,042	11,644
Impairment of goodwill and intangible assets (3)	—	—	—	93,010	2,580
Severance and restructuring (4)	12,798	2,824	5,790	30,642	24,902
Acquisition-related costs	—	—	—	—	6,983
Other operating expenses (income), net (5)	(2,296)	(2,184)	8,795	(2,021)	15,773
Total special items	14,669	10,139	25,455	204,750	79,572
GAAP operating expenses excluding special items	$194,084	$199,679	$226,955	$829,837	$882,902

Reconciliation of GAAP net income to GAAP net income excluding special items:
GAAP net income	$98,659	$79,433	$84,793	$206,038	$354,810

Special items:
Intangible asset amortization	21,734	22,727	23,173	90,443	82,173
Accelerated Depreciation (1)	32,765	9,834	—	51,494	—
Acquisition-related inventory write-up	—	—	371	—	18,955
Impairment of long-lived assets (2)	549	5,522	6,447	67,042	11,644
Impairment of goodwill and intangible assets (3)	—	—	—	93,010	2,580
Severance and restructuring (4)	12,798	2,824	5,790	30,642	24,902
Acquisition-related costs	—	—	—	—	6,983
Other operating expenses (income), net (5)	(2,296)	(2,184)	8,795	(2,021)	15,773
Interest and other expense, net (6)	(35,849)	—	2,432	(36,066)	6,155
Pre-tax total special items	29,701	38,723	47,008	294,544	169,165
Tax effect of special items	(4,267)	(3,910)	(6,850)	(35,333)	(19,383)
Fixed asset tax basis adjustment (7)	—	—	(1,041)	—	(35,603)
Reversal of tax reserves (8)	—	—	—	(21,747)	—
Fiscal year 2014 research & development tax credits	—	—	—	(2,863)	—
GAAP net income excluding special items	$124,093	$114,246	$123,910	$440,639	$468,989

GAAP net income per share excluding special items:
Basic	$0.44	$0.40	$0.44	$1.55	$1.66
Diluted	$0.43	$0.40	$0.43	$1.52	$1.62

Shares used in the calculation of earnings per share excluding special items:
Basic	284,202	283,418	283,431	283,675	283,344
Diluted	289,346	288,840	289,487	288,949	289,108

(1) Includes accelerated depreciation related to San Jose wafer manufacturing building and equipment.
(2) Includes impairment charges relating to wafer manufacturing equipment, end of line test equipment, and software.
(3) Impairment of goodwill and write-off of in-process research and development primarily related to MEMS business.
(4) Includes severance charges primarily associated with the reorganization of various business units and manufacturing operations.
(5) Other operating expenses (income), net are primarily for legal settlements, loss (gain) relating to sale of assets, and expected loss on lease abandonment.
(6) Includes sale of a business and impairment of investment in privately-held companies.
(7) Includes one-time fixed asset tax basis adjustments relating to prior year depreciation expense.
(8) Reversal of tax reserves related to the favorable settlement of a foreign tax issue.

Non-GAAP Measures
To supplement the consolidated financial results prepared under GAAP, Maxim Integrated uses non-GAAP measures which are adjusted from the most directly comparable GAAP results to exclude special items related to intangible asset amortization; accelerated depreciation; acquisition-related inventory write-up; impairment of long-lived assets; impairment of goodwill and intangible assets; severance and restructuring; acquisition-related costs; legal settlements, loss (gain) relating to sale of assets, and expected loss on lease abondonment ; sale of a business and impairment of investments in privately-held companies; tax provision impacts due to fixed asset tax basis adjustment relating to prior year depreciation expense; reversal of tax reserves related to favorable settlement of a foreign tax issue. Management uses these non-GAAP measures internally to make strategic decisions, forecast future results and evaluate Maxim Integrated’s current performance. Many analysts covering Maxim Integrated use the non-GAAP measures as well. Given management’s use of these non-GAAP measures, Maxim Integrated believes these measures are important to investors in understanding Maxim Integrated’s current and future operating results as seen through the eyes of management. In addition, management believes these non-GAAP measures are useful to investors in enabling them to better assess changes in Maxim Integrated’s core business across different time periods. These non-GAAP measures are not in accordance with or an alternative to GAAP financial data and may be different from non-GAAP measures used by other companies. Because non-GAAP financial measures are not standardized it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures, even if they have similar names. The non-GAAP measures displayed in the table above include the following:

GAAP Gross Profit Excluding Special Items
The use of GAAP gross profit excluding special items allows management to evaluate the gross margin of the Company’s core businesses and trends across different reporting periods on a consistent basis, independent of special items including intangible asset amortization, accelerated depreciation and acquisition-related inventory write-up. In addition, it is an important component of management’s internal performance measurement and reward process as it is used to assess the current and historical financial results of the business, for strategic decision making, preparing budgets and forecasting future results. Management presents GAAP gross profit excluding special items to enable investors and analysts to evaluate our revenue generation performance relative to the direct costs of revenue of Maxim Integrated’s core businesses.

GAAP Operating Expenses Excluding Special Items
The use of GAAP operating expenses excluding special items allows management to evaluate the operating expenses of the Company’s core businesses and trends across different reporting periods on a consistent basis, independent of special items including intangible asset amortization; impairment of long-lived assets;

impairment of goodwill and intangible assets; severance and restructuring; ; acquisition-related costs; legal settlements, loss (gain) relating to sale of assets, and expected loss on lease abondonmentIn addition, it is an important component of management’s internal performance measurement and reward process as it is used to assess the current and historical financial results of the business, for strategic decision making, preparing budgets and forecasting future results. Management presents GAAP operating expenses excluding special items to enable investors and analysts to evaluate our core business and its direct operating expenses.

GAAP Net Income and GAAP Net Income per Share Excluding Special Items
The use of GAAP net income and GAAP net income per share excluding special items allow management to evaluate the operating results of Maxim Integrated’s core businesses and trends across different reporting periods on a consistent basis, independent of special items including intangible asset amortization; accelerated depreciation; acquisition-related inventory write-up; impairment of long-lived assets; impairment of goodwill and intangible assets; severance and restructuring; acquisition-related costs; legal settlements, loss (gain) relating to sale of assets, and expected loss on lease abondonment; sale of a business and impairment of investments in privately-held companies; tax provision impacts due to fixed asset tax basis adjustment relating to prior year depreciation expense; reversal of tax reserves related to favorable settlement of a foreign tax issue. In addition, they are important components of management’s internal performance measurement and reward process as it is used to assess the current and historical financial results of the business, for strategic decision making, preparing budgets and forecasting future results. Management presents GAAP net income and GAAP net income per share excluding special items to enable investors and analysts to understand the results of operations of Maxim Integrated’s core businesses and to compare our results of operations on a more consistent basis against that of other companies in our industry.

“Safe Harbor” Statement
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include the Company’s business outlook and financial projections for its first quarter of fiscal 2016 ending in September 2015, which includes revenue, gross margin and earnings per share, as well as the belief that the Company expects to achieve $180 million in annual, long-term savings compared to its fiscal fourth quarter 2015 run rate as the Company transforms its manufacturing footprint to improve flexibility and profitability, and optimizing R&D and Sales to drive growth. These statements involve risk and uncertainty. Actual results could differ materially from those forecasted, based upon, among other things, general market and economic conditions, market developments that could adversely affect the growth of the mixed-signal analog market, product mix shifts, the loss of all or a substantial portion of our sales to one of our large customers, customer cancellations and price competition, as well as other risks described in the Company’s Annual Report on Form 10-K for the fiscal year ended June 28, 2014 (the “10-K”) and Quarterly Reports on Form 10-Q filed after the 10-K.

All forward-looking statements included in this news release are made as of the date hereof, based on the information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement except as required by law.

About Maxim Integrated
Maxim is the leader in analog integration. From mobile to industrial solutions, we’re making analog smaller, smarter and more energy efficient. Learn more at www.maximintegrated.com.